                                                                     EXHIBIT 7.2

                          CERTIFICATE OF DESIGNATION,
                             PREFERENCES AND RIGHTS

                                     OF THE

              SERIES A 10% CUMULATIVE CONVERTIBLE PREFERRED STOCK

                                ($.01 PAR VALUE)

                                       OF

                           ALLIS-CHALMERS CORPORATION

                         -----------------------------

        Allis-Chalmers Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (hereinafter called the "COMPANY"), hereby certifies that the following resolution was adopted by the Board of Directors of the Company as required by Section 151 of the General Corporation Law:

        RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of the Company (hereinafter called the "BOARD OF DIRECTORS") in accordance with the provisions of the Certificate of Incorporation of the Company, the Board of Directors hereby creates a series of preferred stock, par value $.01 per share, of the Company and hereby states the designation and number of shares, and fixes the relative rights, preferences, and limitations thereof as follows:

               Section 1. Designation and Amount. The shares of such series shall be designated as the "Series A 10% Cumulative Convertible Preferred Stock, par value $0.01 per share (the "SERIES A PREFERRED STOCK") and the number of shares constituting such series shall be 4,200,000. Such number of shares may be increased from time to time by resolution of the Board of Directors to the extent dividends on the Series A Preferred Stock are paid in shares of Series A Preferred Stock pursuant to Section 4(a) or may be decreased from time to time by resolution of the Board of Directors; provided, however, that such number may not be decreased below the number of then currently outstanding shares of Series A Preferred Stock.

               Section 2. Certain Definitions. For the purposes of the Certificate of Designation, Preferences and Rights which embodies this resolution, unless the context otherwise requires, capitalized terms used and not otherwise defined in such Certificate of Designation, Preferences and Rights shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural):

               "ADDITIONAL SHARES OF COMMON STOCK" shall mean all shares (including treasury shares) of Common Stock issued or sold (or, pursuant to clause (iii) of Section 11(b), deemed to be issued) by the Company after the date hereof, whether or not subsequently reacquired or retired by the Company, other than (i) shares of Common Stock issued upon conversion of the Series A Preferred Stock, (ii) shares of Common Stock issued concurrently with the issuance of the Series A Preferred Stock or (iii) shares issued in connection with the following matters:

               (a) Options issued to Leonard Toboroff to purchase 500,000 shares of Common Stock at $.50 per share.

               (b) Warrants to purchase 1,165,000 shares of Common Stock to Wells Fargo Energy Capital, Inc. at $.15 per share and 335,000 shares of Common Stock at $1.00 per share along with a "put" by Wells Fargo Energy at $1,500,000.00.

               (c) Warrants to Energy Spectrum Partners, LP for 437,500 shares of Common Stock at $.15 per share and an agreement to issue an additional 875,000 warrants at the same price in the event the Series A Preferred Stock is not redeemed on or before its first anniversary.

               (d) Shares of Common Stock issuable under the Mortensen
        Agreement.

               (e) Shares of Common Stock issuable to Munawar H. Hidayatallah pursuant to his Employment Agreement with the Company.

               (f) Shares issued directly or under warrants, in replacement of warrants issued to Houlihan, Lokey, Howard & Zukin for 620,000 shares of common stock of Mountain Compressed Air, Inc.

               "BUSINESS DAY" shall mean any day on which banks are open for business in Houston, Texas (other than a Saturday or a Sunday), provided, that any reference to "days" (unless Business Days are specified) shall mean calendar days.

               "COMMISSION" shall mean the Securities and Exchange Commission or any successor federal agency having similar powers.

               "COMMON STOCK" shall mean the common stock of the Company, par value $.15 per share, any stock into which such stock shall have been converted or changed or any stock resulting from any reclassification of such stock and all other stock of any class or classes (however designated) of the Company, the holders of which have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference.

               "COMPANY" shall mean Allis-Chalmers Corporation, a Delaware corporation.

               "CONVERSION PRICE" shall initially be $.75 per share, and on February 1, 2003 shall be lowered to the lesser of (i) $.60 per share or (ii) 75% of the Market Price established as of the trading day prior to February 1, 2003, calculated in accordance with the procedures set forth in the definition of "Market Price". The Conversion Price, as in effect per the prior sentence, shall be further adjusted and readjusted from time to time as provided in
Section 11(b) and, as so adjusted and readjusted, shall remain in effect until a further adjustment or readjustment thereof is required by Section 11(b).


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

               "CONVERTIBLE SECURITIES" shall mean with respect to the Company any evidences of indebtedness, shares of stock (other than Common Stock) or other securities directly or indirectly convertible into or exchangeable for Additional Shares of Common Stock.

               "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

               "FAIR VALUE" shall mean with respect to any securities or other property, the fair value thereof as of a date which is within 15 days of the date as of which the determination is to be made (a) determined by agreement between the Company and the Holder, or (b) if the Company and the Holder fail to agree, determined jointly by an independent investment banking firm retained by the Company and by an independent investment banking firm retained by the Holder, either of which firms may be an independent investment banking firm regularly retained by the Company, or (c) if the Company or the Holder shall fail so to retain an independent investment banking firm within ten Business Days of the retention of such a firm by the Holder or the Company, as the case may be, determined solely by the firm so retained, or (d) if the firms so retained by the Company and by the Holder shall be unable to reach a joint determination within 15 Business Days of the retention of the last firm so retained, determined by another independent investment banking firm which is not a regular investment banking firm of the Company chosen by the first two such firms.

               "HOLDER" shall have the meaning set forth in Section 3.

               "LIQUIDATION VALUE" shall mean, as of any date, an amount equal to $1.00 per share of Series A Preferred Stock (as appropriately adjusted for any subdivision or combination of Series A Preferred Stock) plus an amount equal to all dividends (whether or not declared) accrued and unpaid to such date on the Series A Preferred Stock.

               "MAJOR DECISION" shall mean the decision (whether at a meeting or by written consent) of the Board of Directors of the Company to do any of the following:

               (g) to sell all or substantially all of the assets of the Company;

               (h) to seek protection under any federal or state bankruptcy or insolvency laws now or hereafter in effect;

               (i) to create, by reclassification or otherwise, any class or series of stock ranking prior or on parity with the Series A Preferred Stock either as to dividends or upon liquidation, dissolution or winding up;

               (j) to approve any merger, consolidation or compulsory share exchange of the Company with or into any entity;

               (k) to file a registration statement covering any of the Company's securities with any federal or state securities commission or any similar regulatory body, whether within or without the United States of America;

               (l) to approve any financing by the Company which involves in excess of $1,000,000;

               (m) to issue any Additional Shares of Common Stock or any Convertible Securities or any Options with respect to any of the foregoing, except for (i) Options granted to employees of the Company with the approval of the compensation committee of the Board of Directors, or (ii) Additional Shares of Common Stock issued in connection with the Mortensen Agreement;

               (n) to repurchase or redeem (or permit any subsidiary of the Company to repurchase) any shares of the capital stock of the Company except as required herein or pursuant to the terms of that certain Employment Agreement between the Company and Munawar H. Hidayatallah;

               (o) to amend, alter or repeal any of the provisions of the Certificate of Incorporation of the Company (including the Certificate of Designation, Preferences and Rights that embodies this resolution);

               (p) to amend, alter or repeal any of the provisions of the Certificate of Incorporation of the Company except to increase the authorized shares of Common Stock; or

               (q) to change the material focus of the Company's business.

               "MANDATORY REDEMPTION DATE" shall mean February 1, 2004.

               "MANDATORY REDEMPTION EVENT" shall mean the consummation of an offering of equity securities by the Company that results in net proceeds to the Company at least equal to the Liquidation Value of the Series A Preferred Stock.

               "MARKET PRICE" shall mean on any date specified herein, with respect to Common Stock or to common stock of a third party, the amount per share equal to (i) the average of the closing prices thereof for the ten (10) trading days prior to such date, in each case as officially reported on the principal national securities exchange on which the same are then listed or admitted to trading, or (ii) if no shares of Common Stock or no shares of such common stock (or equivalent equity interests), as the case may be, are then listed or admitted to trading on any national securities exchange, the average of the reported closing bid and asked prices thereof for the ten (10) trading days prior to such date as quoted in the Nasdaq National Market or, if no shares of Common Stock or no shares of such common stock (or equivalent equity interest), as the case may be, are then quoted in the Nasdaq National Market, as published by the National Quotation Bureau, Incorporated or any similar successor organization, and in either case as reported by any member firm of the New York Stock Exchange selected by the Company; provided that with respect to
(ii) above, if the average daily trading volume for the subject shares for the thirty (30) days prior to the date of determination shall be less than 1,000 shares per day, then the subject Market Price shall be the average of the closing bid price of such shares on the ten (10) trading days prior to the date of determination, or (iii) if no shares of Common Stock or no shares of such common stock (or equivalent equity interests), as the case may be, are then listed or admitted to trading on any national securities exchange or quoted or published in the over-the-counter market, the Fair Value thereof.

               "MORTENSEN AGREEMENT" shall mean, collectively, that certain Stock Purchase Agreement and Shareholder Agreement dated February 1, 2002, between the Company and Jens H. Mortensen, Jr.

               "OFFICER'S CERTIFICATE" shall mean a certificate signed in the name of the Company by its President, one of its Vice Presidents or its Treasurer.

               "OPTIONAL REDEMPTION DATE" shall have the meaning specified in
Section 8(b).

               "OPTIONS" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Additional Shares of Common Stock or Convertible Securities.

               "OTHER SECURITIES" shall mean when referring to the Company, any stock (other than Company Common Stock) and any other securities of the Company or any other Person (corporate or otherwise) which the Holder of Series A Preferred Stock at any time shall be entitled to receive, or shall have received, upon conversion of Series A Preferred Stock, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 11(b) or otherwise.

               "PERSON" shall mean and include an individual, a partnership, a limited partnership, an association, a joint venture, a corporation, a trust, a limited liability company, an unincorporated organization and a government or any department or agency thereof.

               "QUARTERLY DIVIDEND PAYMENT DATE" shall have the meaning specified in Section 4(a).

               "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

               "SERIES A PREFERRED STOCK" shall have the meaning specified in
Section 1.

               Section 3. Limitation on Holders. All of the outstanding shares of the Series A Preferred Stock must be held at all times by only one Person (such Person being referred to herein as the "Holder"). The Holder shall not have the right to transfer less than all of the outstanding shares of the Series A Preferred Stock to a third party, except for redemptions and conversions provided for herein.

               Section 4. Dividends and Distributions.

               (a) Dividend Amounts and Payment Dates. The Holder of shares of Series A Preferred Stock, in preference to the holders of shares of the Common Stock of the Company and of any other capital stock of the Company ranking junior to the Series A Preferred Stock as to payment of dividends, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for that purpose, cash dividends at the annual rate of $.10 per share, which dividends shall be fully cumulative, in equal quarterly payments on the last day of December, March, June and September in each year, except that if any such date is not a Business Day, then such dividends shall be payable on the next Business Day (each such date being referred to herein as a "QUARTERLY DIVIDEND PAYMENT DATE"), commencing on the first Quarterly Dividend Payment Date following the date of original issue of the Series A Preferred Stock. Notwithstanding the foregoing, on any Quarterly Dividend Payment Date, the Company may, at its sole option, elect to pay the dividend due on such Quarterly Dividend Payment Date in shares of Series A Preferred Stock, valued at $1.00 per share, in lieu of a cash dividend payment.

               (b) Accrual of Dividends; Partial Dividend Periods. Dividends payable pursuant to this Section 4 shall accrue and be cumulative from the date of original issue of the Series A Preferred Stock whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are declared. The amount of dividends payable for the initial dividend period and any other period shorter than a full quarterly dividend period shall be determined on the basis of a 360-day year of twelve 30-day months. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of the Holder of shares of Series A Preferred Stock entitled to receive payment of a dividend declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

               Section 5. Voting Rights. The Holder of shares of Series A Preferred Stock shall have the following voting rights:

               (a) Election of Director. So long as any shares of Series A Preferred Stock are outstanding, the Holder shall have, in addition to the other voting rights set forth herein, the right, voting separately as a single class, in person or by proxy, to elect members of the Board of Directors of the Company (such director(s) to be in addition to the number of directors constituting the Board of Directors immediately prior to the exercise of such right and in addition to any directors that are elected pursuant to, and without regard for any restrictions with respect to the election of such director(s) by the Series A Preferred Stock set forth in, the certificates of designation of any other preferred stock of the Company, with the remaining directors to be elected by the classes or series of stock entitled to vote thereon) as follows:

                        (i) If the Holder owns at least 25% of the outstanding
                Common Stock, on a fully diluted basis, which shall include shares issuable upon conversion of the Series A Preferred Stock, the Holder shall have the right to elect three (3) members of the Board of Directors of the Company; provided that the Holder shall have the right to elect such larger number of Directors as most closely reflects the Holder's ownership percentage of the outstanding Common Stock on a fully diluted basis; rounding to the nearest whole number of Directors; and further provided that the Holder shall not be entitled to elect a majority of the members of the Board of Directors unless the Holder shall own in excess of 50% of the outstanding Common Stock, on a fully diluted basis; and

                        (ii) If the Holder owns less than 25% but more than 10%
                of the outstanding Common Stock on a fully diluted basis, the Holder shall have the right to elect two (2) members of the Board of Directors; and

                        (iii) If the Holder owns less than 10% but more than 5%
                of the outstanding Common Stock on a fully diluted basis, the Holder of Series A Preferred Stock shall have the right to elect one (1) member of the Board of Directors. If the Holder owns less than 5% of the outstanding Common Stock on a fully diluted basis, the Holder shall not be entitled to elect any members of the Board of Directors except as provided in subsection (b) below.

               (b) Default Election Rights. If at any time or times the Series A Preferred Stock is not redeemed on the Mandatory Redemption Date or upon the occurrence of a Mandatory Redemption Event, then the Holder of the Series A Preferred Stock shall have, in addition to the other voting rights set forth herein, the right, voting separately as a single class, in person or by proxy, to elect two (2) additional members of the Board of Directors of the Company. Such directors shall be in addition to the number of directors constituting the Board immediately prior to the accrual of such right and in addition to any directors that are elected pursuant to, and without regard for any restrictions with respect to the election of such directors by the Series A Preferred Stock set forth in, the certificates of designation of any other preferred stock of the Company, the remaining directors to be elected by the classes or series of stock entitled to vote thereon. Such voting rights shall continue until such time as the Series A Preferred Stock is redeemed as provided below; provided, however, that the Holder of the Series A Preferred Stock shall again have such voting right to elect such directors at any subsequent time during which the Series A Preferred Stock is not redeemed on the Mandatory Redemption Date or upon the occurrence of a Mandatory Redemption Event.

               (c) Exercise of Voting Rights. The voting rights of the Holder of the Series A Preferred Stock, voting separately as one class pursuant to this Section 5, may be exercised either at an annual or special meeting of the stockholders of the Company, or by written consent of such Holder in lieu of a meeting. If at any time (i) the voting right to elect a number of directors pursuant to Section 5(b) shall have vested in the Holder or (ii) the directorship or directorships filled by the Holder pursuant to Section 5(a) or 5(b) becomes vacant, the Holder may, by sending a written consent addressed to the Secretary of the Company, elect such directors referred to in clause (i) above or fill such vacancy or vacancies referred to in clause (ii) above, as the case may be.

               Any director elected pursuant to this Section 5 shall serve until the next annual meeting or until his or her successor shall be elected and shall qualify; provided, however, that with respect to any directors elected by the Holder pursuant to Section 5(b), when the right of such Holder to elect directors pursuant to such Section 5(b) shall terminate, the terms of office of all directors so elected by such Holder shall thereupon automatically terminate, and the number of directors constituting the entire Board shall thereupon be the number of directors remaining following said termination.

               Any director elected by the Holder may be removed from office only by consent of the Holder.

               (d) Provisions of Certificate of Incorporation and Bylaws. So long as any shares of Series A Preferred Stock are outstanding, the Certificate of Incorporation and Bylaws of the Company shall contain provisions ensuring that the number of directors of the Company shall at all times be such that the exercise by the Holder of the right to elect a director or directors pursuant to this Section 5 will not contravene any provisions of the Company's Certificate of Incorporation or Bylaws.

               (e) Additional Voting Rights; Major Decisions. (i) Until such time as all except one of the outstanding shares of the Series A Preferred Stock shall have been redeemed, the Company will not either directly or indirectly, without the written consent of the Holder of the Series A Preferred Stock, consummate any transaction constituting a Major Decision; and (ii) except as otherwise provided herein or required by law, the Holder of Series A Preferred Stock shall vote as a single class with the holders of Common Stock and shall have such votes in respect of each share of Series A Preferred Stock on any matter, including, without limitation, the election of directors, submitted to the holders of Common Stock as the number of shares of Common Stock into which shares of Series A Preferred Stock may then be converted. The Holder shall be entitled to notice of any stockholders' meeting or solicitation of stockholders' consents in the manner provided in the Bylaws of the Company for general notices.

               Section 6. Certain Restrictions.

               (a) Prohibition on Payment of Dividends in Respect of Other Capital Stock. Whenever quarterly dividends payable on shares of Series A Preferred Stock as provided in Section 4 hereof are in arrears, thereafter and until all accrued and unpaid dividends, whether or not declared, on the outstanding shares of Series A Preferred Stock shall have been paid in full, or in the event the Series A Preferred Stock is not redeemed on the Mandatory Redemption Date or upon the occurrence of a Mandatory Redemption Event, as applicable, the Company shall not: (i) declare or pay dividends, or make any other distributions, on any shares of capital stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock or (ii) declare or pay dividends, or make any other distributions, on any shares of capital stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all capital stock ranking on a parity with the Series A Preferred Stock and on which dividends are payable or in arrears, in proportion to the total amounts to which the holders of all such shares are then entitled.

               (b) Prohibition on Redemption of Capital Stock. Whenever quarterly dividends payable on shares of the Series A Preferred Stock as provided in Section 4 hereof are in arrears, thereafter and until all accrued and unpaid dividends, whether or not declared, on the outstanding shares of each series of the Series A Preferred Stock shall have been paid in full, or in the event each series of the Series A Preferred Stock is not redeemed on the Mandatory Redemption Date or upon the occurrence of a Mandatory Redemption Event, as applicable,


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        the Company shall not: (i) redeem or purchase or otherwise acquire for consideration any shares of capital stock ranking (either as to dividends or upon liquidation, dissolution or winding up) junior to, or on a parity with, the Series A Preferred Stock; or (ii) redeem or purchase or otherwise acquire for consideration any shares of the Series A Preferred Stock, except the Company (A) shall redeem outstanding shares of Series A Preferred Stock pursuant to Section 7 hereof and (B) may otherwise redeem shares of Series A Preferred Stock pursuant to
        Section 8 hereof.

               (c) Prohibition on Acquisition of Capital Stock by Subsidiary. The Company shall not permit any subsidiary of the Company to purchase or otherwise acquire for consideration any shares of capital stock of the Company unless the Company could purchase such shares at such time and in such manner.

               Section 7. Mandatory Redemption by the Company.

               (a) Redemption. Upon the earlier to occur of a Mandatory Redemption Event or the Mandatory Redemption Date, the Company shall redeem all except one share of the Series A Preferred Stock as set forth herein. The Company will not take any action that consummates or finalizes a Mandatory Redemption Event unless at least thirty (30) days prior to such action it shall have delivered written notice of such impending Mandatory Redemption Event by mail, postage prepaid, to the Holder at its address then appearing on the books of the Company. The Company will, within five Business Days after the occurrence of any Mandatory Redemption Event, deliver written notice of such Mandatory Redemption Event by mail, postage prepaid, to the Holder at its address then appearing on the books of the Company.

               (b) Redemption Price. Redemption of shares of the Series A Preferred Stock to be redeemed pursuant to this Section 6 shall be at a redemption price equal to the Liquidation Value per share, which shall include an amount equal to all dividends (whether or not declared) accrued and unpaid to such date. The redemption shall be made on the earlier of the Mandatory Redemption Date or not less than five (5) nor more than ten (10) Business Days following the delivery of notice of the occurrence of a Mandatory Redemption Event, as appropriate. If the Company shall not have sufficient funds legally available for redeeming the shares of the Series A Preferred Stock at the designated date above for redemption, the Company shall redeem such number of the Holder's shares of Series A Preferred Stock as possible out of funds legally available therefor and shall redeem the remaining shares to be redeemed (with dividends continuing to accrue on such shares until redeemed) as soon as practicable after the Company has funds legally available therefor.

               (c) Shares Deemed No Longer Outstanding. From and after payment in full of the redemption price of any shares of the Series A Preferred Stock redeemed pursuant to this Section 7, including an amount equal to accrued and unpaid dividends thereon to the date designated for redemption, and notwithstanding that any certificate representing shares of the Series A Preferred Stock to be redeemed shall not have been surrendered for cancellation, such shares shall no longer be deemed outstanding, and the Holder shall have no rights in or with respect to the Company except the right to receive, whether or not the certificates representing the shares of the applicable series of the Series A Preferred Stock are surrendered prior to, on or subsequent to the date designated for redemption, the redemption price therefor, which shall include an amount equal to accrued and unpaid dividends thereon to the date designated for redemption.

               (d) Redemption of Remaining Share. Following redemption of all except one share of the Series A Preferred Stock, the Company shall, upon the written request of the Holder, redeem the remaining share of Series A Preferred Stock at a redemption price equal to the Liquidation Value of such share.

               Section 8. Optional Redemption.

               (a) Optional Redemption. The Company, at its option, may at any time redeem all (excluding, subject to Section 8(f) hereof, one share), of the shares or such lesser part, of the shares of the then outstanding shares of the Series A Preferred Stock, at a redemption price equal to the Liquidation Value, which shall include an amount equal to all dividends (whether or not declared) accrued and unpaid to such date.

               (b) Notice of Optional Redemption. In the event the Company elects to redeem all but excluding one of the outstanding shares of the Series A Preferred Stock as set forth above, the Company will, at least 30 days prior to the date fixed for the redemption of the Series A Preferred Stock pursuant to this Section 8, deliver written notice of such redemption election by mail, postage prepaid, to the Holder of record of the Series A Preferred Stock at its address then appearing on the books of the Company. Such notice shall specify the date fixed for redemption (the "OPTIONAL REDEMPTION DATE"), which shall be not less than 30 days and not more than 90 days after the date such notice is delivered. Such notice shall be accompanied by the certificate described in Section 8(e).

               (c) Redemption Price. Redemption of the Series A Preferred Stock to be redeemed pursuant to this Section 8 shall be at a redemption price equal to the Liquidation Value per share, which shall include an amount equal to all dividends (whether or not declared) accrued and unpaid to such date. The redemption shall be made on the Optional Redemption Date.

               (d) Shares Deemed No Longer Outstanding. From and after payment in full of the redemption price of any shares of the Series A Preferred Stock redeemed pursuant to this Section 8, which shall include an amount equal to accrued and unpaid dividends thereon to the date designated for redemption, and notwithstanding that any certificate representing shares of the Series A Preferred Stock called for redemption shall not have been surrendered for cancellation, such shares shall no longer be deemed outstanding, and the Holder shall have with respect to such shares no rights in or with respect to the Company except the right to receive, whether or not certificates representing the shares of the applicable series of the Series A Preferred Stock are surrendered prior to, on or subsequent to the Optional Redemption Date, the redemption price therefor, which shall include an amount equal to accrued and unpaid dividends thereon to the date designated for redemption.

               (e) Delivery of Officer's Certificate. Each notice delivered pursuant to Section 8(b) shall be accompanied by an Officer's Certificate, specifying (i) that such redemption is being elected pursuant to this Section 8, (ii) the dividends that would be due on each share of the Series A Preferred Stock to be redeemed, accrued to the Optional Redemption Date, and (iii) describing any conversion rights applicable to the Series A Preferred Stock.

               (f) Redemption of Remaining Share. The Company may redeem all of the outstanding shares of Series A Preferred Stock in accordance with the provisions set forth above, at any time when the Holder shall own less than 5% of the outstanding Common Stock on a fully diluted basis.

               Section 9. Reacquired Shares. Any shares of Series A Preferred Stock converted, redeemed, purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of preferred stock without designation as to class or series and may thereafter be issued, but not as shares of Series A Preferred Stock.

               Section 10. Liquidation, Dissolution or Winding Up.

               (a) Liquidation Preference. Except as provided in Section 10(b), upon any liquidation, dissolution or winding up of the Company, no distribution shall be made (i) to the holders of shares of capital stock of the Company ranking junior (upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the Holder of shares of Series A Preferred Stock shall have received an amount equal to the Liquidation Value for all outstanding shares of Series A Preferred Stock or (ii) to the holders of shares of capital stock ranking on a parity (upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.

               (b) Insolvency. If the Company shall commence a voluntary case under the federal bankruptcy laws or any other applicable federal or state bankruptcy, insolvency or similar law, or consent to the entry of an order for relief in an involuntary case under any such law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property, or make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due, or if a decree or order for relief in respect of the Company shall be entered by a court having jurisdiction in the premises in an involuntary case under the federal bankruptcy laws or any other applicable federal or state bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order shall be unstayed and in effect for a period of 90 consecutive days and on account of any such event the Company shall liquidate, dissolve or wind up, no distribution shall be made (i) to the holders of shares of capital stock of the Company ranking junior (upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the Holder of shares of Series A Preferred Stock shall have received an amount equal to the Liquidation Value for all outstanding shares of Series A Preferred Stock to the date of such payment, or (ii) to the holders of shares of capital stock ranking on a parity (upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.

               (c) Business Combinations. Neither the consolidation, merger or other business combination of the Company with or into any other Person or Persons nor the sale of all or substantially all of the assets of the Company shall be deemed to be a liquidation, dissolution or winding up of the Company for purposes of this Section 10.

               Section 11. Conversion. The shares of Series A Preferred Stock may be converted at any time, at the option of the Holder, in whole or in part, into shares of Common Stock, on the terms and conditions set forth in this
Section 11.

               (a) Conversion Ratio. Subject to the provisions for adjustment set forth below, each share of Series A Preferred Stock shall be convertible in the manner hereinafter set forth into that number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock equal to the Liquidation Value divided by the Conversion Price.

               (b) Anti-Dilution Adjustments. The Conversion Price and the number of shares of Common Stock into which each share of Series A Preferred Stock is convertible shall be subject to adjustment from time to time as follows:

                        (i) Issuance of Additional Shares of Common Stock. In
                case the Company, at any time or from time to time after the date hereof, shall issue or sell Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to clause (iii) below) for a consideration per share (determined pursuant to clause (iv) below) less than the Conversion Price, on the date of and immediately prior to such issue or sale, then, and in each such case, subject to clause
                (v) below, the Conversion Price shall be reduced, concurrently with such issue or sale, to a price equal to the consideration per share (determined pursuant to clause (iv) below) for which such Additional Shares of Common Stock were issued or sold or deemed issued or sold.

                        (ii) Adjustment for Change in Capital Stock. If the
                Company:

                                (1) pays a dividend or makes a distribution on
                        its Common Stock in shares of its Common Stock or Options;

                                (2) subdivides its outstanding shares of Common
                        Stock into a greater number of shares;

                                (3) combines its outstanding shares of Common
                        Stock into a smaller number of shares;

                                (4) makes a distribution on its Common Stock in
                        shares of its capital stock other than Common Stock; or

                                (5) issues by reclassification of its Common
                        Stock any other securities;

                then the conversion privilege and the Conversion Price in effect immediately prior to such action shall be adjusted so that the Holder may receive the number of shares of capital stock of the Company that it would have owned immediately following such action if it had converted the Series A Preferred Stock immediately prior to such action.

                        This adjustment shall become effective immediately after
                the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

                        If after an adjustment the Holder upon conversion of
                such shares may receive shares of two or more classes of capital stock of the Company, the Company shall determine the allocation of the adjusted Conversion Price between the classes of capital stock. After such allocation, the conversion privilege and the Conversion Price of each class of capital stock thereafter shall be subject to adjustment on terms comparable to those applicable to Common Stock in this Section.

                        In case the Company shall declare, order, pay or make a
                dividend or other distribution other than (A) a dividend payable in shares of Common Stock or in Options or (B) a regular periodic dividend payable in cash then, and in each such case, the Company shall pay over to the Holder of Series A Preferred Stock, on the date on which such dividend or other distribution is paid to the holders of Common Stock, the securities and other property (including cash) which such Holder would have received if such Holder had converted such Series A Preferred Stock to Common Stock immediately prior to the record date fixed in connection with such dividend or other distribution.

                        (iii) Treatment of Options and Convertible Securities.
                In case the Company, at any time or from time to time after the date hereof, shall issue, sell, grant or assume, any Options or Convertible Securities, whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, then, and in each such case, the shares of Common Stock (as set forth in the instrument relating thereto, without regard to any provisions contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, issuable upon the conversion or exchange of such Convertible Securities (or the exercise of such Options for Convertible Securities and subsequent conversion or exchange of the Convertible Securities issued), shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue, sale, grant or assumption, provided, that such Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to clause (iv) below) of such shares would be less than the Conversion Price in effect on the date of and immediately prior to such issue, sale, grant or assumption, and provided, further, that in any such case in which Additional Shares of Common Stock are deemed to be issued,

                                (A) no further adjustment of the Conversion
                        Price shall be made upon the subsequent issue or sale of Additional Shares of Common Stock or Convertible Securities upon the exercise of such Options or the conversion or exchange of such Convertible Securities;

                                (B) if such Options or Convertible Securities by
                        their terms provide, with the passage of time or otherwise, for any change in the consideration payable to the Company, or change in the number of Additional Shares of Common Stock issuable, upon the exercise, conversion or exchange thereof (by change of rate or otherwise), the Conversion Price computed upon the original issue, sale, grant or assumption thereof, and any subsequent adjustments based thereon, shall, upon any such change becoming effective, be recomputed to reflect such change insofar as it affects such Options, or the rights of conversion or exchange under such Convertible Securities, which are outstanding at such time;

                                (C) upon the expiration of all such Options or
                        of all of the rights of conversion or exchange under any such Convertible Securities which shall not have been exercised (or upon purchase by the Company and cancellation or retirement of all such Options which shall not have been exercised or of any such Convertible Securities the rights of conversion or exchange under which shall not have been exercised), the Conversion Price computed upon the original issue, sale, grant or assumption thereof (or upon the occurrence of the record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration (or such cancellation or retirement, as the case may be), be recomputed as if such Options or Convertible Securities had never been issued, sold, granted or assumed; and

                                (D) no recomputation pursuant to subclauses (B)
                        or (C) above shall have the effect of increasing the Conversion Price then in effect by an amount in excess of the amount of the adjustment thereof originally made in respect of the issue, sale, grant or assumption of such Options or Convertible Securities.

                        (iv) Computation of Consideration. For the purposes of
                this Section 11:

                                (A) The consideration for the issue or sale of
                        any Additional Shares of Common Stock or for the issue, sale, grant or assumption of any Options or Convertible Securities, irrespective of the accounting treatment of such consideration,

                                        (1) insofar as it consists of cash,
                                shall be computed as the amount of cash received by the Company, and insofar as it consists of securities or other property, shall be computed as of the date immediately preceding such issue, sale, grant or assumption as the Fair Value of such consideration (or, if such consideration is received for the issue or sale of Additional Shares of Common Stock and the Market Price thereof is less than the Fair Value of such consideration, then such consideration shall be computed as the Market Price of such Additional Shares of Common Stock), in each case without deducting any expenses paid or incurred by the Company, any commissions or compensation paid or concessions or discounts allowed to underwriters, dealers or others performing similar services and any accrued interest or dividends in connection with such issue or sale, and

                                        (2) in case Additional Shares of Common
                                Stock are issued or sold or Options or
                                Convertible Securities are issued, sold, granted or assumed together with other stock or securities or other assets of the Company for a consideration which covers both, shall be the proportion of such consideration so received, computed as provided in subclause (1) above, allocable to such Additional Shares of Common Stock or Options or Convertible Securities, as the case may be, all as determined in good faith by the Board of Directors of the Company.

                                (B) Additional Shares of Common Stock deemed to
                        have been issued for consideration pursuant to clause
                        (iii) above, relating to Options and Convertible Securities, shall be deemed to have been issued for a consideration per share determined by dividing

                                        (1) the total amount, if any, received
                                and receivable by the Company as consideration for the issue, sale, grant or assumption of the Options or Convertible Securities in question, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise in full of such Options or the conversion or exchange of such Convertible Securities or, in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, in each case computing such consideration as provided in the foregoing subclause (A), by

                                    (2) the maximum number of shares of Common
                             Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

                        (v) Minimum Adjustment of the Conversion Price. If the
                amount of any adjustment of the Conversion Price required hereunder would be less than one percent of the Conversion Price in effect at the time such adjustment is otherwise so required to be made, such amount shall be carried forward and adjustment with respect thereto made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate at least one percent of such Conversion Price; provided, that upon the conversion of any Series A Preferred Stock, all adjustments carried forward and not theretofore made up to and including the date of such conversion shall, with respect to the shares of Series A Preferred Stock then converted, be made to the nearest .001 of a cent.

                        (vi) Changes in Common Stock. In case at any time the
                Company shall be a party to any transaction (including, without limitation, a merger, consolidation, sale of all or substantially all of the Company's assets, liquidation or recapitalization of the Common Stock) in which the previously outstanding Common Stock shall be changed into or exchanged for different securities of the Company or common stock or other securities of another company or interests in a noncorporate entity or other property (including cash) or any combination of any of the foregoing then, as a condition of the consummation of such transaction, lawful and adequate provisions (in form reasonably satisfactory to the Holder) shall be made so that the Holder, upon the conversion thereof at any time on or after the consummation date of the subject transaction shall be entitled to receive, and each share of Series A Preferred Stock shall thereafter represent the right to receive, in lieu of the Common Stock previously issuable upon such conversion the same consideration as the Holder would have received had the Holder converted its Series A Preferred Stock into Common Stock immediately prior to the transaction.

                Notwithstanding anything contained herein to the contrary, the Company shall not effect any transaction described in the immediately preceding paragraph unless prior to the consummation thereof each corporation or entity (other than the Company) which may be required to deliver any securities or other property upon the conversion of Series A Preferred Stock shall assume, by written instrument delivered to the Holder, the obligation to deliver to the Holder such securities or other property as to which, in accordance with the foregoing provisions, the Holder may be entitled, and such corporation or entity shall have similarly delivered to the Holder an opinion of counsel for such corporation or entity, satisfactory to the Holder, which opinion shall state that the conversion rights of the Holder shall thereafter continue in full force and effect and shall be enforceable against such corporation or entity in accordance with the terms hereof and thereof, together with such other matters as the Holder may reasonably request.

                        (vii) Certain Issues Excepted. Anything herein to the
                contrary notwithstanding, the Company shall not be required to make any adjustment of the Conversion Price in the case of (i) the issuance of the Series A Preferred Stock, (ii) the issuance of shares of Common Stock issuable upon conversion of the Series A Preferred Stock, (iii) the issuance of Common Stock concurrently with the transaction in which the Series A Preferred Stock was issued (iv) the exercise by the Holder of any Options owned by it, (v) the issuance of any Common Stock in connection with the Mortensen Agreement, and (vi) the exercise of the Toboroff Options or Options granted to management of the Company.

                        (viii) Dilution in Case of Other Securities. In case any
                other securities shall be issued or sold or shall become subject to issue or sale upon the conversion or exchange of any stock of the Company (or any other issuer or Person) or become subject to subscription, purchase or other acquisition pursuant to any Options issued or granted by the Company (or any other issuer or Person), in each case for a consideration such as to dilute, on a basis to which the standards established in the other provisions of this Section 11 do not apply, the conversion rights of the Holder, then in each such case the computations, adjustments and readjustments provided for in this Section 11 with respect to the Conversion Price shall be made as nearly as possible in the manner so provided and applied to determine the amount of other securities from time to time receivable upon the conversion of the Series A Preferred Stock, so as to protect the Holder against the effect of such dilution.

                        (ix) Notice of Adjustment. Upon the occurrence of any
                event requiring an adjustment of the Conversion Price, then and in each such case the Company shall promptly deliver to the Holder an Officer's Certificate stating the Conversion Price resulting from such adjustment and the increase or decrease, if any, in the number of shares of Common Stock issuable upon conversion of each share of Series A Preferred Stock, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Within 90 days after each fiscal year in which any such adjustment shall have occurred, or within 30 days after any request therefor by the Holder stating that the Holder contemplates conversion of any Series A Preferred Stock, the Company will obtain and deliver to such Holder the opinion of its regular independent auditors or another firm of independent public accountants of recognized national standing selected by the Company's Board of Directors, which opinion shall confirm the statements in the most recent Officer's Certificate delivered under this clause.

                        (x) Other Notices. In case at any time:

                                (A) the Company shall declare to the holders of
                        Common Stock any dividend;

                                (B) the Company shall declare or pay any
                        dividend upon its Common Stock payable in stock or make any special dividend or other distribution (other than regular cash dividends) to the holders of its Common Stock;

                                (C) the Company shall offer for subscription pro
                        rata to the holders of its Common Stock any additional shares of stock of any class or other rights;

                                (D) there shall be any capital reorganization,
                        or reclassification of the capital stock of the Company, or consolidation or merger of the Company with or sale of all or substantially all of its assets to, another corporation or other entity;

                                (E) there shall be a voluntary or involuntary
                        dissolution, liquidation or winding-up of the Company;
                        or

                                (F) there shall be made any tender offer for any
                        shares of capital stock of the Company;

                then, in any one or more of such cases, the Company shall give to the Holder of Series A Preferred Stock (1) at least 10 days prior to any event referred to in subclause (A) or (B) above, at least 20 days prior to any event referred to in subclause (C),
                (D) or (E) above, and within five days after it has knowledge of any pending tender offer or other transaction, written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, winding-up or similar transaction or the date by which shareholders must tender shares in any tender offer and (2) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, winding-up or tender offer known to the Company, at least 20 days prior written notice of the date (or, if not then known, a reasonable approximation thereof by the Company) when the same shall take place. Such notice in accordance with the foregoing clause (1) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto, and such notice in accordance with the foregoing clause (2) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, winding-up or tender offer, as the case may be. Such notice shall also state that the action in question or the record date is subject to the effectiveness of a registration statement under the Securities Act or to a favorable vote of security holders, if either is required.

                        (xi) Certain Events. If any event occurs as to which, in
                the good faith judgment of the Board of Directors of the Company, the other provisions of this

                Section 11 are not strictly applicable or if strictly applicable would not fairly protect the conversion rights of the Holder in accordance with the essential intent and principles of such provisions, then the Board of Directors of the Company shall appoint its regular independent auditors or another firm of independent public accountants of recognized national standing which shall give their opinion upon the adjustment, if any, on a basis consistent with such essential intent and principles, necessary to preserve, without dilution, the rights of the Holder. Upon receipt of such opinion, the Board of Directors of the Company shall forthwith make the adjustments described therein; provided, that no such adjustment shall have the effect of increasing the Conversion Price as otherwise determined pursuant to this Section 11. The Company may make such reductions in the Conversion Price as it deems advisable, including any reductions intended to ensure that any event treated for Federal income tax purposes as a distribution of stock or stock rights not be taxable to recipients.

                        (xii) Prohibition of Certain Actions. The Company will
                not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 11 and in the taking of all such action as may reasonably be requested by the Holder in order to protect the conversion privilege of such Holder against dilution or other impairment, consistent with the tenor and purpose of this Section 11. Without limiting the generality of the foregoing, the Company (A) will not increase the par value of any shares of Common Stock receivable upon the conversion of Series A Preferred Stock above the Conversion Price then in effect, (and before taking any action which would cause an adjustment reducing the Conversion Price below the then par value (if any) of the Common Stock deliverable upon conversion of the Series A Preferred Stock, will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and non-assessable Common Stock at such adjusted Conversion Price), (B) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the conversion of all Series A Preferred Stock from time to time outstanding, (C) will not take any action which results in any adjustment of the Conversion Price if the total number of shares of Common Stock or Other Securities issuable after the action upon the conversion of all shares of Series A Preferred Stock would exceed the total number of shares of Common Stock or Other Securities then authorized by the Company's Certificate of Incorporation and available for the purpose of issue upon such conversion, and (D) will not issue any capital stock of any class which has the right to more than one vote per share or any capital stock of any class which is preferred as to dividends or as to the distribution of assets upon voluntary or involuntary dissolution, liquidation or winding-up, unless the rights of the holders thereof shall be limited to a fixed sum or percentage (or floating rate related to market yields) of par value or stated value in respect of participation in dividends and a fixed sum or percentage of par value or stated value in any such distribution of assets.

                (c) Surrender of Certificates. The Holder may exercise such Holder's right to convert shares of Series A Preferred Stock into shares of Common Stock by surrendering for such purpose to the Company, at its principal office or at such other office or agency maintained by the Company for that purpose, a certificate or certificates representing the shares of Series A Preferred Stock to be converted accompanied by a written notice stating that such Holder elects to convert all or a specified whole number of such shares in accordance with the provisions of this Section 11 and specifying the name or names in which such Holder wishes the certificate or certificates for shares of Common Stock to be issued. As promptly as practicable, and in any event within five Business Days after the surrender of such certificate or certificates and the receipt of such notice relating thereto, the Company shall deliver or cause to be delivered (i) certificates representing the number of validly issued, fully paid and nonassessable full shares of Common Stock to which the holder of shares of Series A Preferred Stock so converted shall be entitled and (ii) if less than the full number of shares of Series A Preferred Stock evidenced by the surrendered certificate or certificates are being converted, a new certificate or certificates, of like tenor, for the number of shares evidenced by such surrendered certificate or certificates less the number of shares converted. Such conversion shall be deemed to have been made at the close of business on the date of giving of such notice and of such surrender of the certificate or certificates representing the shares of Series A Preferred Stock to be converted so that the rights of the Holder thereof as to the shares being converted shall cease except for the right to receive shares of Common Stock in accordance herewith, and the person entitled to receive the shares of Common Stock shall be treated for all purposes as having become the record holder of such shares of Common Stock at such time.

                (d) Time for Conversion. Shares of Series A Preferred Stock may be converted at any time up to the close of business on the Business Day preceding the date fixed for redemption of such shares pursuant to Sections 7 or 8 hereof.

                (e) Dividends in Respect of Converted Shares. Upon conversion of any shares of Series A Preferred Stock, the Holder thereof shall not be entitled to receive any accumulated, accrued or unpaid dividends in respect of the shares so converted; provided, that such Holder shall be entitled to receive any dividends on such shares of Series A Preferred Stock declared prior to such conversion if such Holder held such shares on the record date fixed for the determination of the Holder to receive payment of such dividend.

                (f) Fractional Shares. In connection with the conversion of any shares of Series A Preferred Stock, no fractions of shares of Common Stock shall be issued, but in lieu thereof the Company shall pay a cash adjustment in respect of such fractional interest in an amount equal to such fractional interest multiplied by the Market Price per share of the Common Stock on the day on which such shares of Series A Preferred Stock are deemed to have been converted.

                (g) Stock to be Reserved. The Company will at all times reserve and keep available out of the authorized Common Stock, solely for the purpose of issue upon conversion of Series A Preferred Stock as herein provided, such number of shares of the Common Stock as shall then be issuable upon the conversion of all outstanding Series A Preferred Stock, and the Company will maintain at all times all other rights and privileges sufficient to enable it to fulfill all its obligations hereunder. The Company covenants that all shares of the Common Stock which shall be so issuable shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable, free from preemptive or similar rights on the part of the holders of any shares of capital stock or securities of the Company or any other Person, and free from all taxes, liens and charges with respect to the issue thereof (not including any income taxes payable by the holders of Series A Preferred Stock being converted in respect of gains thereon). The Company will take all such action as may be necessary to assure that such shares of the Common Stock may be so issued without violation of any applicable law or regulation, or of any applicable requirements of the National Association of Securities Dealers, Inc. and of any domestic securities exchange upon which the Common Stock may be listed.

                (h) Registration of Common Stock. If any shares of Common Stock required to be reserved for purposes of the conversion of Series A Preferred Stock require registration with or approval of any governmental authority under any Federal or State law, before such shares may be issued upon the conversion thereof, the Company will, at its expense and as expeditiously as possible, use its best efforts to cause such shares to be duly registered or approved, as the case may be. At any such time as the Common Stock is listed on any national securities exchange or quoted by the Nasdaq National Market or any successor thereto or any comparable system, the Company will, at its expense, obtain promptly and maintain the approval for listing on each such exchange or quoting by the Nasdaq National Market or such successor thereto or comparable system, upon official notice of issuance, the shares of the Common Stock issuable upon conversion of the then outstanding Series A Preferred Stock and maintain the listing or quoting of such shares after their issuance so long as the Common Stock is so listed or quoted; and the Company will also cause to be so listed or quoted, will register under the Exchange Act and will maintain such listing or quoting of, any Other Securities that at any time are issuable upon conversion of the Series A Preferred Stock, if and at the time that any securities of the same class shall be listed on such national securities exchange by the Company.

                (i) Issue Tax. The issuance of certificates for shares of the Common Stock upon conversion of any shares of Series A Preferred Stock shall be made without charge to the Holder thereof for any issuance tax in respect thereto.

                (j) Closing of Books. The Company will at no time close its transfer books against the transfer of any shares of Series A Preferred Stock or of any share of the Common Stock issued or issuable upon the conversion of Series A Preferred Stock in any manner which interferes with the timely conversion of such Series A Preferred Stock.


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

               Section 12. Ranking. For purposes of the Certificate of Designation, Preferences and Rights embodying this resolution, any stock of any class or series of the Company shall be deemed to rank:

               (a) prior to shares of the Series A Preferred Stock, either as to dividends or upon liquidation, if the holders of stock of such class or series shall be entitled by the terms thereof to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the Holder of shares of the Series A Preferred Stock;

               (b) on a parity basis with shares of the Series A Preferred Stock, either as to dividends or upon liquidation, whether or not the dividend rates or redemption or liquidation prices per share thereof be different from those of the Series A Preferred Stock, if the holders of stock of such class or series shall be entitled by the terms thereof to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective dividend rates or liquidation prices, without preference or priority of one over the other as between the holders of such stock and the Holder of shares of the Series A Preferred Stock; and

               (c) junior to shares of the Series A Preferred Stock, either as to dividends or upon liquidation, if such class or series shall be the Common Stock of the Company or if the Holder of the Series A Preferred Stock shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of stock of such class or series.

               Section 13. Headings of Subdivisions. The headings of the various Sections and other subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

               Section 14. Severability of Provisions. If any voting powers, preferences and relative, participating, optional and other special rights of the Series A Preferred Stock and qualifications, limitations and restrictions thereon set forth in the Certificate of Designation, Preferences and Rights embodying this resolution is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other powers, preferences and relative, participating, optional and other special rights of Series A Preferred Stock and qualifications, limitations and restrictions thereon set forth therein which can be given effect without the invalid, unlawful or unenforceable voting powers, preferences and relative, participating, optional and other special rights of Series A Preferred Stock and qualifications, limitations and restrictions thereon shall, nevertheless, remain in full force and effect, and no voting powers, preferences and relative, participating, optional or other special rights of Series A Preferred Stock and qualifications, limitations and restrictions thereon herein set forth shall be deemed dependent upon any other such voting powers, preferences and relative, participating, optional or other special rights of Series A Preferred Stock and qualifications, limitations and restrictions thereon unless so expressed herein.

        IN WITNESS WHEREOF, said Allis-Chalmers Corporation has caused this Certificate of Designation, Preferences and Rights of 10% Cumulative Convertible Preferred Stock, Series A, to


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

be duly executed by its President and attested to by its Secretary this ______ day of ______________, 2002.


                                       ALLIS-CHALMERS CORPORATION

                                       By: /s/ Munawar H. Hidayatallah
                                           -------------------------------------
                                           Chief Executive Officer

ATTEST:


----------------------------------
Secretary





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